UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Quarterly Report on Form 10-Q filed by ADTRAN Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on November 9, 2023, as a result of ongoing uncertainty around the current macroeconomic environment and its impact on customer spending levels, the Company’s management previously determined to implement a comprehensive business efficiency program (the “Business Efficiency Program”). In connection with the Business Efficiency Program, on December 1, 2023, the Compensation Committee of the Board of Directors of the Company authorized the following temporary reductions in base salary for certain officers of the Company, which the officers had voluntarily agreed to prior to the Committee’s approval: a 50% reduction in base salary for Mr. Thomas R. Stanton (Chief Executive Officer) and a 25% reduction in base salary for each of Mr. James D. Wilson (Chief Revenue Officer), Mr. Ulrich Dopfer (Chief Financial Officer, Treasurer, and Secretary), and Mr. Christoph Glingener (Chief Technology Officer). Mr. Dopfer and Mr. Glingener each entered into an amendment to their employment agreements on December 4, 2023 with the Company’s subsidiary, Adtran Networks SE (the “Employment Agreement Amendments”), in order to effectuate the salary reduction. In addition, the Company reduced the compensation of Mr. Raymond Harris, a named executive officer as identified in the Company’s definitive proxy statement on Schedule 14A filed on March 28, 2023, by 25%. The salary reductions are effective for a period of seven months, through July 31, 2024.

Furthermore, on December 1, 2023, the Company granted Mr. Wilson and Mr. Harris stock options to purchase 16,878 and 13,067 shares of the Company’s common stock, respectively, under the Company’s Amended and Restated 2020 Employee Stock Incentive Plan. The stock options have an exercise price of $5.23 (the closing sales price of the Company’s common stock on the last trading day prior to the date of the grant), a term of ten years, and they will vest in two equal annual installments beginning on the first anniversary of the date of the grant, subject to each officer’s continued service through the applicable vesting date.

The foregoing description of the Employment Agreement Amendments and the stock options are not complete and are qualified in their entirety by each of the Employment Agreement Amendments and the Form of Stock Option Award Agreement, which are attached hereto as Exhibits 10.1, 10.2, and 10.3 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Eighteenth Amendment, dated December 4, 2023, to the Employment Agreement by and between Adtran Networks SE and Christoph Glingener

10.2	Ninth Amendment, dated December 4, 2023, to the Employment Agreement by and between Adtran Networks SE and Ulrich Dopfer

10.3	Form of Stock Option Award Agreement

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2023	ADTRAN Holdings, Inc.

	By:	/s/ Ulrich Dopfer
Ulrich Dopfer
Chief Financial Officer